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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT





The Board of Directors
Spire Corporation:


       We consent to incorporation by reference in the registration statement on Form S-8 of Spire Corporation of our report dated March 8, 1999, relating to the consolidated balance sheets of Spire Corporation and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-KSB of Spire Corporation.


                              /s/ KPMG PEAT MARWICK LLP
                              -------------------------------------
                              KPMG PEAT MARWICK LLP


Boston, Massachusetts
March 31, 1999



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